Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Jamie Spexarth, Chief Financial Officer

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES
FIRST QUARTER 2024 RESULTS AND CONFERENCE CALL

Houston, May 1, 2024 – Superior Energy Services, Inc. (the “Company”) filed its Form 10-Q for the period ended March 31, 2024. In accordance with the Company’s Shareholders Agreement, it will host a conference call with shareholders on May 6, 2024.

For the first quarter of 2024, the Company reported net income from continuing operations of $37.9 million, or $1.88 per diluted share, with revenue of $208.6 million. This compares to net income from continuing operations of $44.6 million or $2.22 per diluted share, with revenue of $244.4 million, for the fourth quarter of 2023. During the fourth quarter of 2023, the Company utilized an indirect foreign mechanism known as a Blue Chip Swap (“BCS”) to remit approximately $4.3 million U.S. dollars from Argentina through the purchase and sale of BCS securities. This transaction resulted in a net loss of $7.7 million in the fourth quarter of 2023.

The Company’s Adjusted EBITDA (a non-GAAP measure defined on page 4) was $68.1 million and net cash provided by operating activities was $88.9 million for the first quarter of 2024, which helped drive Free Cash Flow (a non-GAAP measure defined on page 4) to $68.2 million, the highest level achieved for a fiscal quarter since the Company’s emergence from bankruptcy in 2021. This compares to Adjusted EBITDA of $85.3 million, net cash provided from operations of $47.0 million, and Free Cash Flow of $39.8 million for the fourth quarter of 2023. Refer to pages 8, 11 and 12 for a reconciliation of Free Cash Flow to Net Cash from Operating Activities and a Reconciliation of Adjusted EBITDA to GAAP results.

Brian Moore, Chief Executive Officer, commented, “our first quarter results came in at the low end of expectations due in large part to the delay of key projects in our Well Services segment, most notably in our well control and completions services business units. Our expectation is that this activity will be realized over the remainder of 2024. Our leadership remains committed to creating value through free cash flow generation and shareholder return, both of which we realized in the first quarter with record post-emergence free cash flow for a fiscal quarter and the completion of an approximate $250 million special dividend to shareholders in March.”

First Quarter 2024 Geographic Breakdown

U.S. land revenue was $46.5 million for the first quarter of 2024, an increase of 4% compared to revenue of $44.8 million for the fourth quarter of 2023. This increase was driven primarily by increases in our hydraulic workover business within our Well Services segment.

U.S. offshore revenue was $66.1 million in the first quarter of 2024, a decrease of 31% compared to revenue of $96.3 million in the fourth quarter of 2023. While the first quarter of 2024 saw declines across all service lines in both our Rental and Well Services segments, this change was primarily driven by our Well Services segment, due to a large deepwater project in our completion services business unit in the fourth quarter of 2023.

International revenue was $96.0 million in the first quarter of 2024, a decrease of 7% compared to revenue of $103.4 million in the fourth quarter of 2023, primarily due to a decline in Latin America land activity within our Well Services segment and premium drill pipe activity within our Rental segment.

First Quarter 2024 Segment Reporting

The Rentals segment revenue in the first quarter of 2024 was $108.1 million, an 8% decrease compared to revenue of $117.8 million in the fourth quarter of 2023. This decrease is attributable to decreased revenue across all rental product service lines, which include our premium drill pipe, accommodations and bottom hole assemblies. Lower rental revenues were mainly attributable to a decline in our U.S. offshore market operations. Adjusted EBITDA was $63.0 million, a 10% decrease from the fourth quarter of 2023. Adjusted EBITDA Margin (a non-GAAP measure defined on page 4) was 58%, a 1% decrease from the fourth quarter of 2023.

The Well Services segment revenue in the first quarter of 2024 was $100.5 million, a 21% decrease compared to revenue of $126.6 million in the fourth quarter of 2023. This decrease was primarily driven by declines in our completion services business unit in the U.S. offshore market. Adjusted EBITDA for the first quarter of 2024 was $21.5 million with an Adjusted EBITDA Margin of 21%, as compared to Adjusted EBITDA of $31.2 million with an Adjusted EBITDA Margin of 25% in the fourth quarter of 2023.

Liquidity

As of March 31, 2024, the Company had cash, cash equivalents, and restricted cash of approximately $295.6 million. As of March 31, 2024, our borrowing base, as defined in our credit agreement, was approximately $120.9 million, and we had $36.7 million in letters of credit outstanding which reduced the borrowing availability to $84.2 million. At March 31, 2024, we had no outstanding borrowings under our credit facility.

Total cash proceeds received during the first quarter of 2024 from the sale of non-core businesses and assets were $2.6 million compared to total cash proceeds received during the fourth quarter of 2023 of $6.4 million. Additionally, during the first quarter of 2024, we paid a special cash dividend totaling $250.4 million to our shareholders.

First quarter 2024 capital expenditures were $20.7 million. The Company expects total capital expenditures for 2024 to be approximately $90 to $100 million. Approximately 90% of total 2024 capital expenditures are targeted for the replacement of existing assets. Of the total estimated 2024 capital expenditures, approximately 65% is expected to be invested in the Rentals segment.

2024 Guidance

We expect the second quarter of 2024 revenue to come in at a range of $185 million to $205 million with Adjusted EBITDA in a range of $50 million to $60 million.

In regard to full year 2024 guidance, we expect revenue to come in at a range of $780 million to $860 million with Adjusted EBITDA in a range of $240 million to $290 million.

We are lowering both the upper end, and lower end of our full year guidance due to updated projections related to our rental activity in our U.S. land market, as a result of lower natural gas activity. We remain well positioned in this market should activity levels improve.

Conference Call Information

The Company’s management team will host a conference call on Monday, May 6, 2024, at 10:00 a.m. Eastern Time. The call will be available via live webcast in the “Events” section at ir.superiorenergy.com. To access via phone, participants can register for the call here, where they will be provided a phone number and access code. The call will be available for replay until May 6, 2025 on Superior’s website at ir.superiorenergy.com. If you are a shareholder and would like to submit a question, please email your question beforehand to Jamie Spexarth at ir@superiorenergy.com.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Non-GAAP Financial Measures

To supplement Superior’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Management uses Adjusted EBITDA and Adjusted EBITDA Margin internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes these non-GAAP measures provide investors useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP and do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Adjusted EBITDA and Adjusted EBITDA Margin should be considered as supplements to, and not as substitutes for, or superior to, the corresponding measures calculated in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation, amortization, accretion and depletion, adjusted for other gains and losses, which management does not consider representative of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA by segment as a percentage of segment revenues. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the tables under “―Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA” included on pages 11 and 12 of this press release.

Free Cash Flow is defined as net cash from operating activities less payments for capital expenditures. Free Cash Flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes, however, that Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire Statement of Cash Flows.

The Company is unable to provide a reconciliation of the forward-looking non-GAAP financial measure, Adjusted EBITDA, contained in this press release to its most directly comparable GAAP financial measure, net income, as the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measure to its respective most directly comparable GAAP financial measure is not (and was not, when prepared) available to the Company without unreasonable efforts due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income includes the impact of depreciation, income taxes and certain other items that impact comparability between periods, which may be significant and are difficult to project with a reasonable degree of accuracy. In addition, we believe such reconciliation could imply a degree of precision that might be confusing or misleading to investors. The probable significance of providing this forward-looking non-GAAP financial measure without the directly comparable GAAP financial measure is that such GAAP financial measure may be materially different from the corresponding non-GAAP financial measure.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks”, “will” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position and results, financial performance, liquidity, strategic alternatives (including dispositions, acquisitions, and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry, U.S. and global market and economic conditions generally and macroeconomic conditions worldwide, (including inflation, interest rates, supply chain disruptions and capital and credit markets conditions) that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Q’s for the quarter ended March 31, 2024 and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Rentals	$108,091	$117,816	$108,821
Well Services	100,543	126,609	111,316
Total revenues	208,634	244,425	220,137

Rentals	37,766	40,577	36,468
Well Services	68,873	85,230	81,253
Total cost of revenues	106,639	125,807	117,721

Depreciation, depletion, amortization and accretion	20,447	19,818	20,139
General and administrative expenses	34,975	33,403	30,990
Restructuring and transaction expenses	-	1,311	1,983
Other gains, net	(1,082)	(1,125)	(1,398)
Income from operations	47,655	65,211	50,702

Other income (expense):
Interest income, net	6,840	7,180	5,439
Loss on Blue Chip Swap Securities	-	(7,736)	-
Other expense, net	(1,813)	(4,883)	(2,152)
Income from continuing operations before income taxes	52,682	59,772	53,989
Income tax expense	(14,787)	(15,126)	(24,065)
Net income from continuing operations	37,895	44,646	29,924
Income from discontinued operations, net of tax	-	18	289
Net income	$37,895	$44,664	$30,213

Income per share - basic and diluted
Net income from continuing operations	$1.88	$2.22	$1.49
Income from discontinued operations, net of tax	-	-	0.01
Net income	$1.88	$2.22	$1.50

Weighted-average shares outstanding
Basic	20,162	20,136	20,107
Diluted	20,180	20,177	20,131

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)
	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$237,845	$391,684
Accounts receivable, net	243,416	276,868
Inventory	69,095	74,995
Income taxes receivable	10,424	10,542
Prepaid expenses	20,562	18,614
Other current assets	7,194	7,922
Total current assets	588,536	780,625
Property, plant and equipment, net	308,280	294,960
Notes receivable	70,214	69,005
Restricted cash	57,711	85,444
Deferred tax assets	61,130	67,241
Other assets, net	42,304	43,718
Total assets	$1,128,175	$1,340,993

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$42,949	$38,214
Accrued expenses	95,431	103,782
Income taxes payable	24,596	20,220
Decommissioning liability	21,631	21,631
Total current liabilities	184,607	183,847
Decommissioning liability	150,733	148,652
Other liabilities	45,308	47,583
Total liabilities	380,648	380,082

Total equity	747,527	960,911
Total liabilities and equity	$1,128,175	$1,340,993

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	March 31,	-	December 31,	-	March 31,
	2024	-	2023	-	2023

Cash flows from operating activities
Net income	$37,895		$44,664		$30,213
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, depletion, amortization and accretion	20,447		19,818		20,139
Other noncash items	3,235		517		14,399
Loss on Blue Chip Swap Securities	-		7,736		-
Decommissioning cost payments	(430)		(4,497)		-
Changes in operating assets and liabilities:	27,747		(21,194)		8,502
Net cash from operating activities	88,894		47,044		73,253

Cash flows from investing activities
Payments for capital expenditures	(20,698)		(7,278)		(18,086)
Proceeds from sales of assets	2,616		6,389		11,569
Purchases of Blue Chip Swap Securities, net	-		(7,736)		-
Net cash from investing activities	(18,082)		(8,625)		(6,517)

Cash flows from financing activities
Distributions to shareholders	(250,417)		-		-
Repurchase of shares	(962)		-		-
Other	(1,005)		-		(1,116)
Net cash from financing activities	(252,384)		-		(1,116)
Net change in cash, cash equivalents, and restricted cash	(181,572)		38,419		65,620
Cash, cash equivalents and restricted cash at beginning of period	477,128		438,709		339,107
Cash, cash equivalents, and restricted cash at end of period	$295,556		$477,128		$404,727

Reconciliation of Free Cash Flow
Net cash from operating activities	$88,894		$47,044		$73,253
Payments for capital expenditures	(20,698)		(7,278)		(18,086)
Free Cash Flow	$68,196		$39,766		$55,167

Free Cash Flow is a Non-GAAP measure. See Non-GAAP Measures for our definition of Free Cash Flow.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
REVENUE BY GEOGRAPHIC REGION BY SEGMENT
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
U.S. land
Rentals	$39,006	$39,597	$45,133
Well Services	7,466	5,188	6,355
Total U.S. land	46,472	44,785	51,488

U.S. offshore
Rentals	37,251	43,904	35,670
Well Services	28,872	52,380	16,321
Total U.S. offshore	66,123	96,284	51,991

International
Rentals	31,834	34,315	28,018
Well Services	64,205	69,041	88,640
Total International	96,039	103,356	116,658
Total Revenues	$208,634	$244,425	$220,137

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
SEGMENT HIGHLIGHTS
(in thousands, unaudited)

	Three Months Ended
	March 31,	-	December 31,	-	March 31,
	2024	-	2023	-	2023
Revenues
Rentals	$108,091		$117,816		$108,821
Well Services	100,543		126,609		111,316
Total Revenues	$208,634		$244,425		$220,137

Loss from Operations
Rentals	$51,211		$57,647		$53,014
Well Services	13,392		23,956		12,854
Corporate and other	(16,948)		(16,392)		(15,166)
Total loss from Operations	$47,655		$65,211		$50,702

Adjusted EBITDA
Rentals	$63,021		$69,802		$65,182
Well Services	21,523		31,194		19,931
Corporate and other	(16,442)		(15,712)		(12,289)
Total Adjusted EBITDA	$68,102		$85,284		$72,824

Adjusted EBITDA Margin
Rentals	58%		59%		60%
Well Services	21%		25%		18%
Corporate and other	n/a		n/a		n/a
Total Adjusted EBITDA Margin	33%		35%		33%

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net income (loss) from continuing operations	$37,895	$44,646	$29,924
Depreciation, depletion, amortization and accretion	20,447	19,818	20,139
Interest income, net	(6,840)	(7,180)	(5,439)
Income taxes	14,787	15,126	24,065
Restructuring and transaction expenses	-	1,311	1,983
Other gains, net	-	(1,056)	-
Other expense, net	1,813	4,883	2,152
Loss on Blue Chip Swap Securities	-	7,736	-
Adjusted EBITDA	$68,102	$85,284	$72,824

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Rentals
Income (loss) from operations	$51,211	$57,647	$53,014
Depreciation, depletion, amortization and accretion	11,810	12,155	12,168
Adjusted EBITDA	$63,021	$69,802	$65,182

Well Services
Income (loss) from operations	$13,392	$23,956	$12,854
Depreciation, depletion, amortization and accretion	8,131	7,238	7,077
Adjusted EBITDA	$21,523	$31,194	$19,931

Corporate
Income (loss) from operations	$(16,948)	$(16,392)	$(15,166)
Depreciation, depletion, amortization and accretion	506	425	894
Restructuring and transaction expenses	-	1,311	1,983
Other adjustments (1)	-	(1,056)	-
Adjusted EBITDA	$(16,442)	$(15,712)	$(12,289)

Total
Income (loss) from operations	$47,655	$65,211	$50,702
Depreciation, depletion, amortization and accretion	20,447	19,818	20,139
Restructuring and transaction expenses	-	1,311	1,983
Other adjustments	-	(1,056)	-
Adjusted EBITDA	$68,102	$85,284	$72,824

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

(1) Adjustments for exit and disposal activities related to non-core businesses.